EXHIBIT 3.1

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                                      OF
                              BOARD OF DIRECTORS
                                      OF
                               SM&A CORPORATION,
                           a California corporation

     Pursuant to Section 307(b) of the California Corporations Code and the Bylaws of SM&A Corporation, a California corporation (the "Corporation"), the undersigned, being all of the directors of the Corporation, do hereby adopt the following resolutions by unanimous written consent and direct that a true and correct copy of such resolutions be filed with the Secretary of the Corporation and kept in its books and minutes.

Transfer of Assets
------------------

                  WHEREAS, there has been presented to this Board of Directors a proposal that this Corporation transfer to Steven Myers & Associates, Inc., a California corporation and wholly-owned subsidiary of this Corporation, those assets of this Corporation which constitute the proposal management portion of this Corporation (the "Proposal
                                                               --------
         Management Assets"); and
         -----------------

                  WHEREAS, it is deemed to be in the best interest of this Corporation that this Corporation transfer the Proposal Management Assets to Steven Myers & Associates, Inc.

                  NOW, THEREFORE, BE IT RESOLVED, that the Proposal Management Assets be, and they hereby are, transferred to Steven Myers & Associates, Inc.

                  RESOLVED, FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized, directed and empowered to take any and all actions which may be necessary or appropriate to effect the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned, being all of the directors of this Corporation, do hereby adopt the foregoing resolutions by Unanimous Written Consent as of May 3, 2000.

                                               /S/ STEVEN S. MYERS
                                               ---------------------------------
                                               Steven S. Myers


                                               /S/ MICHAEL A. PIRAINO
                                               ---------------------------------
                                               Michael A. Piraino


                                               /S/ J. CHRISTOPHER LEWIS
                                               ---------------------------------
                                               J. Christopher Lewis


                                               /S/ VINCENT C. SMITH
                                               ---------------------------------
                                               Vincent C. Smith

                                               /S/ JOSEPH B. FULLER
                                               ---------------------------------
                                               Joseph B. Fuller

                                      -5-